      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1998
                                                         REGISTRATION NO. 333-

                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                   FVC.COM, INC.

               (Exact name of registrant as specified in its charter)


               DELAWARE                                77-0357037
       (State of Incorporation)         (I.R.S. Employer Identification Number)

                                -------------------
                                3393 OCTAVIUS DRIVE
                                     SUITE 102
                               SANTA CLARA, CA 95054
                                   (408) 567-7200

                                -------------------

                          OPTIONS ASSUMED BY FVC.COM, INC.
                            ORIGINALLY GRANTED UNDER THE
                                 ICAST CORPORATION
                              1996 STOCK OPTION PLAN

                                 James O. Mitchell
                              Chief Financial Officer
                             First Virtual Corporation
                                3393 Octavius Drive
                                     Suite 102
                               Santa Clara, CA  95054
                                   (408) 567-7200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                -------------------
                                    Copies to:

                                LEE F. BENTON, ESQ.
                                COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                           PALO ALTO, CALIFORNIA 94306
                                -------------------

                            CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
 TITLE OF SECURITIES     AMOUNT TO BE   OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
 TO BE REGISTERED        REGISTERED     PER SHARE (1)          PRICE (1)          REGISTRATION FEE
--------------------------------------------------------------------------------------------------
 Stock Options and          20,582       $.34 - $8.50          $111,348.62             $32.85
 Common Stock
 (par value $.001)
--------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price is based upon the exercise prices for shares previously granted under the ICAST Corporation ("ICAST") 1996 Stock Option Plan, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act").

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     The stock options to be registered hereunder have been assumed by FVC.COM, Inc. ("FVC") pursuant to an Agreement and Plan of Merger and Reorganization, dated as of July 30, 1998, among FVC, FVC Acquisition Corp., a California corporation and wholly-owned subsidiary of FVC, ICAST Corporation, a California corporation ("ICAST") and certain shareholders of ICAST. These options were originally granted to employees and consultants of ICAST under the ICAST 1996 Stock Option Plan.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by FVC.COM, INC. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

          (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the prospectus referred to in (a) above.

          (c) The description of the Company's Common Stock which is contained in registration statement no. 333-38755 filed on October 24, 1997 and declared effective on April 29, 1998, as amended, under the Securities Act, including any amendment or report filed for the purpose of updating such description.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws also provide that the Company will indemnify its directors and executive officers, and may indemnify its other officers, employees and other agents, to the fullest extent not prohibited by Delaware law.

          The Company's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

          The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a

                                      2.

     derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

          In addition, the Company has entered into certain agreements in connection with the Company's equity financings which provide for the indemnification of directors and officers in certain circumstances, including indemnification for liabilities arising under the Securities Act. The Company also maintains an insurance policy for its directors and officers insuring against certain liabilities arising in their capacities as such.

                                      EXHIBITS

EXHIBIT
NUMBER

5.1       Opinion of Cooley Godward LLP

23.1      Consent of PricewaterhouseCoopers LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1      Power of Attorney is contained on the signature page

99.1      ICAST Corporation 1996 Stock Option Plan




                                      3.

                                    UNDERTAKINGS

          1.   The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for


                                      4.

     indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on August 18, 1998.

                                     FVC.COM, INC.



                                     By:  /s/ RALPH UNGERMANN
                                        ----------------------------
                                          Ralph Ungermann
                                          President and Chief Executive Officer



                                      5.

                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph Ungermann and James O. Mitchell, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                               TITLE                           DATE
----------------------------          ------------------------------------      ----------------
  /s/ RALPH UNGERMANN                 President, Chief Executive                August 18, 1998
-----------------------------         Officer and Director
     Ralph Ungermann                  (PRINCIPAL EXECUTIVE OFFICER)

  /s/ JAMES O. MITCHELL               Vice President, Operations and            August 18, 1998
-----------------------------         Chief Financial Officer
     James O. Mitchell                (PRINCIPAL FINANCIAL AND
                                      ACCOUNTING OFFICER)

                                      Director                                  August __, 1998
-----------------------------
     Neal Douglas

  /s/ PIER CARLO FALOTTI              Director                                  August 17, 1998
-----------------------------
     Pier Carlo Falotti

  /s/ DAVID A. NORMAN                 Director                                  August 18, 1998
-----------------------------
     David A. Norman

  /s/ JAMES SWARTZ                    Director                                  August 17, 1998
-----------------------------
     James Swartz

  /s/ ENZO TORRESI                    Director                                  August 17, 1998
-----------------------------
     Enzo Torresi

                                      6.

                                   EXHIBIT INDEX


    EXHIBIT
    NUMBER                        DESCRIPTION

       5.1   Opinion of Cooley Godward LLP

      23.1   Consent of PricewaterhouseCoopers LLP

      23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

      24.1   Power of Attorney is contained on signature page

      99.1   ICAST Corporation 1996 Stock Option Plan



                                      7.